UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest event reported): December 4, 2006

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26057	82-0507874
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

   150 Lucius Gordon Drive, Suite 215 West Henrietta, New York   14586
   (Address of principal executive offices) (Zip code)

                               (585) 214-2441
(Registrant’s telephone number (including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 4, 2006, we entered into an Amendment to our Securities Purchase Agreement, dated November 30, 2005, with Myotech, LLC. The Amendment was effective as of November 28, 2006.

The Amendment modifies the dollar amounts of the Second and Fourth Milestone Commitments under the Securities Purchase Agreement, increasing the amount of the Second Milestone Commitment by $250,000 to $3,725,000 and decreasing the amount of the Fourth Milestone Commitment by $250,000 to $2,250,000. The Amendment also (i) eliminates the termination fee of $250,000 previously payable to Myotech  in the event we default in any payment obligation under the Securities Purchase Agreement or elect not to commit to any future Milestone payments and (ii) eliminates the 15 day grace period in the event we default in any scheduled payment under the Securities Purchase Agreement.

The Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 2 to Securities Purchase Agreement dated as of November 28, 2006 by and between Myotech, LLC and Biophan Technologies, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Date: December 8, 2006	By:	/s/ Darryl Canfield
Darryl Canfield
Chief Financial Officer